Exhibit 99.1

Avidity Biosciences Announces Proposed Public Offering of Common Stock

SAN DIEGO, September 10, 2025 /PRNewswire/ – Avidity Biosciences, Inc. (Nasdaq: RNA), a biopharmaceutical company committed to delivering a new class of RNA therapeutics called Antibody Oligonucleotide Conjugates (AOCs™), today announced that it intends to offer and sell, subject to market and other conditions, $500.0 million of shares of its common stock in an underwritten public offering. In addition, Avidity intends to grant the underwriters a 30-day option to purchase up to an additional $75.0 million of shares of common stock. All of the shares to be sold in the offering are to be sold by Avidity. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Avidity intends to use the net proceeds from this offering, together with its existing cash, cash equivalents and marketable securities, to advance the development of its three late-stage clinical programs, to build appropriate commercial inventory levels to support multiple potential launches, to expand its commercial infrastructure, to progress research and development associated with its AOC platform, and for working capital and general corporate purposes.

Leerink Partners, J.P. Morgan, TD Cowen, Cantor and Wells Fargo Securities are acting as joint bookrunning managers for the offering.

The securities described above are being offered by Avidity pursuant to a shelf registration statement that became automatically effective upon filing with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800)-808-7525, ext. 6105, or by email at syndicate@leerink.com, J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com, TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com, Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East

59th Street, 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com, or Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, by telephone at (800) 645-3751 (option #5), or by email at WFScustomerservice@wellsfargo.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Avidity

Avidity Biosciences, Inc.’s mission is to profoundly improve people’s lives by delivering a new class of RNA therapeutics—Antibody Oligonucleotide Conjugates (AOCs™). Avidity is revolutionizing the field of RNA with its proprietary AOCs, which are designed to combine the specificity of monoclonal antibodies with the precision of oligonucleotide therapies to address targets and diseases previously unreachable with existing RNA therapies. Utilizing its proprietary AOC platform, Avidity demonstrated the first-ever successful targeted delivery of RNA into muscle and is leading the field with clinical development programs for three rare muscle diseases: myotonic dystrophy type 1 (DM1), Duchenne muscular dystrophy (DMD) and facioscapulohumeral muscular dystrophy (FSHD). Avidity is also advancing two wholly-owned precision cardiology development candidates addressing rare genetic cardiomyopathies. In addition, Avidity is broadening the reach of AOCs with its advancing and expanding pipeline including programs in cardiology and immunology through key partnerships. Avidity is headquartered in San Diego, CA.

Forward-Looking Statements

Avidity cautions readers that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding Avidity’s expectations of the completion, timing and size of the proposed public offering, the grant of the option to the underwriters and the anticipated use of proceeds from the offering. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Avidity’s business described in prior press releases and in filings with the SEC, including under the heading “Risk Factors” in Avidity’s most recent annual report on Form 10-K and any subsequent filings with the SEC. Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Avidity undertakes no obligation to update such statements to reflect events that occur or circumstances that arise after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contact:

Kat Lange

(619) 837-5014

investors@aviditybio.com

Media Contact:

Kristina Coppola

(619) 837-5016

media@aviditybio.com